                                                                     EXHIBIT 4.5


THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, EXCEPT AS PROVIDED IN PARAGRAPH 9(C) OF THE WARRANT AGREEMENT, MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.



                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                                  VIRAGE, INC.


        1. Price and Number of Shares Subject to Warrant. FOR VALUE RECEIVED and subject to the terms and conditions herein set forth, MLB Advanced Media, L.P. (the "Purchaser") is entitled to purchase from Virage, Inc., a Delaware corporation (the "Company"), at any time after 5:00 p.m. California time on December 31, 2000 and before the termination of this Warrant pursuant to
Section 17 below, at a price per share equal to five dollars and fifty cents ($5.50), as adjusted in accordance with Section 3 below (the "Warrant Price"), that number of fully paid and nonassessable shares of the Common Stock of the Company indicated in Section 2 below, as adjusted pursuant to Section 3 (the "Warrant Shares").

        2. Number of Shares of Warrant Shares. The number of Warrant Shares for which this Warrant is exercisable is equal to Two Hundred Thousand (200,000).

        3. Adjustment of Warrant Price and Warrant Shares. The number of Warrant Shares issuable upon the exercise of this Warrant and the exercise price thereof shall be subject to adjustment from time to time as follows:

               (a) Adjustment for Reclassification, Reorganization or Merger. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant), then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets,


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
shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

               (b) Stock Splits and Reverse Stock Splits. If, at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Warrant Shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Warrant Shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

               (c) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the shares of the Company's capital stock of the same class and series as the Warrant Shares (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 3.

               (d) No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value (as defined in Section 6 below) of one share of Common Stock on the date of exercise.

        4. No Stockholder Rights or Liabilities. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its holder to any of the rights of a stockholder of the Company. No provision of this Warrant, in the absence of the actual exercise of such Warrant and receipt by the holder thereof of Warrant Shares issuable upon such exercise, shall give rise to any liability on the part of such holder as a stockholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

        5. Exercise of Warrant. This Warrant may be exercised in whole or part by the holder, at any time after the date hereof and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercise shall be treated for all purposes as holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof.

        6. Conversion. In lieu of exercising this Warrant or any portion hereof, the holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Shares by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 2 and 3, respectively, specifying the portion of the Warrant to be converted,


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
and accompanied by this Warrant. The number of Warrant Shares to be issued upon such conversion shall be computed using the following formula:

X = (P)(Y)(A-B)/A

      where     X   =   the number of Warrant Shares to be issued to the
                        holder for the portion of the Warrant being converted.

                P   =   the portion of the Warrant being converted expressed
                        as a decimal fraction.

                Y   =   the total number of Warrant Shares issuable upon
                        exercise of the Warrant in full.

                A   =   the Fair Market Value of one share of Warrant Shares.
                        The term "Fair Market Value" shall mean the average of the daily closing prices of the Common Stock for the ten
                        (10) consecutive Trading Days ending on the Trading Day preceding the date of such exercise. As used herein the term "Trading Days" with respect to Common Stock means
                        (i) if the Common Stock is quoted on the NASDAQ Stock
                        Markets, Inc. and any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                B   =   the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled and, unless this Warrant has been fully converted or has expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been converted, shall be issued to the holder hereof.

        7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        8.      Required Notices. In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

               (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

               (d) the sale of a substantial portion of the business and assets of the Company; or

               (e) any tender offer for any shares of capital stock of the Company;

then, in any one or more of such cases, the Company shall use its commercially reasonable efforts to give to the holder of this Warrant (i) at least fifteen
(15) days prior to any event referred to in subsection (a) above, at least thirty (30) days prior to any event referred to in subsection (b), (c) or (d) above, and within five days after it has knowledge of any pending tender offer, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in


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
respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up or the date by which stockholders must tender shares in any tender offer and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation, winding-up or tender offer known to the Company, at least thirty
(30) days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place; provided, however, that the Company shall not be required to give the notices described above if, in the reasonable judgment of the Company and the Company's legal counsel, such notice would be a violation of federal securities laws; provided further that, in such event, the Company shall give notice to the holder as soon as practicable following such time as it reasonably determines that such notice would not result in such a violation. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or tender offer, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, (the "Act") or to a favorable vote of security holders, if either is required.

        9.      Exchange, Transfer or Assignment of Warrant.

               (a) Each holder of this Warrant acknowledges that this Warrant has not been registered under the Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of ("Transfer") this Warrant, in whole or in part, except in accordance with this paragraph 9 and in compliance with the applicable United States federal and state securities laws.

               (b) This Warrant may be freely exchanged, in whole or in part, at the holder's option, upon presentation and surrender hereof at the principal office of the Company, for other warrants of different denominations, entitling the holder or holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to the preceding sentence, this Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof to the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the holder thereof.

               (c) Except as provided in paragraph 9(a) and paragraph 9(e), this Warrant may be freely Transferred, in whole or in part, at the holder's option, upon surrender of this Warrant with a duly executed transfer form at the principal office of the Company. The Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees named in such instrument of transfer and, if the holder's entire interest is not being Transferred, in the name of the holder, and this Warrant shall promptly be cancelled. Prior to effecting any such Transfer of this Warrant, the holder hereof shall provide the Company with a written opinion of counsel reasonably satisfactory to the Company stating that such Transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, however, that that the Purchaser may freely Transfer this Warrant to any affiliated entity, including, without limitation, MLB Online Services, Inc., MLB Advanced Media, Inc., the Office of the Commissioner of Baseball, Major League Baseball Properties, Inc., Major League Baseball Enterprises, Inc. and Baseball Television, Inc., without delivering such an opinion of counsel to the Company.

               (d) Any Transfer or exchange of this Warrant shall be without charge to the holder except that the holder shall pay the actual costs, including the holder's legal fees, associated with the Transfer or exchange.

               (e) The holder agrees to cause the Company to receive written notice 15 days before Transferring this Warrant of such holder's intention to do so, describing briefly the manner of any proposed Transfer. In no event shall the holder hereof Transfer this Warrant to an entity that the Company reasonably determines in good faith to be a competitor of the Company, provided the Company gives notice of such determination to the holder hereof within 15 days of the Company's receipt of the notice described herein.

               (f) The Company will maintain a register containing the names and addresses of the registered holder(s) of this Warrant. Any registered holder hereof may change such registered holder's address as shown on the warrant register by written notice to the Company requesting such change.


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
        10. Compliance. The Company agrees to use its best efforts to continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and to file timely all reports required to be filed by it pursuant to Sections 13 or 15 thereof.

        11. Prohibition of Certain Actions. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon exercise of this Warrant above the Warrant Price then in effect, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrant from time to time.

        12. Reservation and Listing of Stock; Representations and Warranties. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of the Nasdaq National Market and/or any national securities exchange upon which the Common Stock may be listed or inter-dealer trading system on which the Common Stock is then traded. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, as then amended. The Company represents and warrants that it (a) has all necessary corporate power and authority to enter into and to perform its obligations under this Warrant; (b) has taken all necessary or desirable actions, steps, corporate or otherwise, and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Warrant; and (c) has duly and validly executed and delivered this Warrant, which constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

        13. Market Stand-Off Agreement. The holder of this Warrant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any securities held by the holder during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act.

        14.     Piggyback Registration.

               (a) Right to Join in Registration. If the Company proposes to file a registration statement under the Act seeking registration of any securities of the Company for sale for cash to the public either for its own account or for the account of any holder of securities of the Company, the Company shall notify the holder hereof, in writing, of its intention to file such registration statement and will afford the holder hereof the opportunity to request inclusion in such registration statement of all or any part of the Warrant Shares, and subject to the rights of the Investors in the Second Amended and Restated Registration Rights Agreement dated September 21, 1999, as amended (the "Rights Agreement"), will allow the holder's participation in such registration statement. If the holder hereof desires to join in such registration statement, it shall, within thirty (30) days after the date of mailing of such notice by the Company, notify the Company, in writing, of the number of Warrant Shares it desires to include in any such registration statement. If the holder hereof requests inclusion of any of the Warrant Shares in such registration statement and if such public offering is to be underwritten, the Company will cause the underwriters of the offering to purchase and sell such Warrant Shares. The right of the holder hereof to registration pursuant to this Section 14 shall be conditioned upon the holder's participation in such underwriting and the inclusion of the holder's Warrant Shares in the underwriting unless otherwise agreed to by the Company.


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
               (b) Marketing Limitation. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the holder hereof and other persons distributing their securities through such underwriting, and (i) Common Stock held (or issuable upon conversion or exercise of securities held) by any person who does not have contractual rights of registration shall first be excluded,
(ii) if such exclusion is not sufficient, Common Stock held (or issuable upon conversion or exercise of securities held) by the holder hereof and any person, other than the Investors (as defined in the Rights Agreement) who are not excluded under clause (i) above shall be excluded, and (iii) if such exclusion is not sufficient, shares of Underlying Common Stock (as defined in the Rights Agreement) held by the Investors shall be excluded to the extent required to permit the number of shares of Underlying Common Stock that may be included in the registration and underwriting to be allocated among all such Investors and other persons in proportion, as nearly as practicable, to the number of shares of Underlying Common Stock held by all such Investors at the time of filing the registration statement, provided that (i) no such inclusion of Warrant Shares, Registrable Stock (as defined in the Rights Agreement) or Common Stock by the underwriter may reduce the securities being offered by the Company for its own account by more than twenty percent (20%) in any underwriting. No Warrant Shares, Common Stock, Registrable Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

               (c) Withdrawal. The Company may decline to file a registration statement after notice to the holder hereof, or withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof, provided that it shall promptly notify the holder hereof, in writing, of any such action. The holder hereof may, at any time prior to the effectiveness of a Registration Statement filed pursuant to this Section 14, withdraw its Warrant Shares therefrom.

               (d) Expenses of Registration. In connection with any registration statement prepared and filed in accordance with this Section 14, the Company will bear the entire expense of the (i) preparation and filing of such registration statement, (ii) furnishing of such number of copies of the prospectus included therein as may be reasonably required in connection with the offering, (iii) qualification of such offering under such state securities laws as the holder hereof and Holders (as defined in the Rights Agreement) requesting registration shall request, (iv) the fees and expenses of counsel for the Company and the fees and expenses of one counsel for the holder hereof and the Holders, together as a group. The holder hereof and the Holders shall pay all selling expenses attributable to their Warrant Shares and Registrable Stock that is included in the registration statement, including underwriting commissions and discounts.

        15.     Indemnification.

               (a) Indemnification by Company. The Company will, and hereby agrees to, indemnify and hold harmless, to the full extent permitted by law, each holder of Warrant Shares, the Major League Baseball Clubs, MLB Online Services, Inc., MLB Advanced Media, Inc., the Office of the Commissioner of Baseball, Major League Baseball Properties, Inc., Major League Baseball Enterprises, Inc., Baseball Television, Inc., their respective affiliates and their respective partners, owners, officers, directors, shareholders, employees, advisors, agents, each other person who participates as an underwriter, selling broker, dealer manager, or similar securities industry professional in the offering or sale of Warrant Shares, and each person who controls (within the meaning of the Act or the Exchange Act) any of the foregoing persons (each, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Warrant Shares were registered under the Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any related state securities or "blue sky" applications or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to a particular Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party through an instrument duly executed by such


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
Indemnified Party, specifically stating that it is for use in the preparation of such registration statement. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder.

               (b) Indemnification by the Selling Holder of Warrant Shares. In the event of registration of any Warrant Shares under the Act pursuant to
Section 14, each selling holder of Warrant Shares agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Warrant Shares were registered under the Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information furnished to the Company through an instrument duly executed by such holder, specifically stating that it is for inclusion in such registration statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Warrant Shares. In no event shall the liability of any selling holder of Warrant Shares hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Warrant Shares giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such person, (C) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation or which would impose any material obligations on such indemnified party (given against an appropriate cross-release). Except as provided above it is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless the employment of more than one counsel has been authorized in writing by the indemnified party or parties.


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
        16. Contribution. If for any reason the indemnification provided for in Section 15 is unavailable to an indemnified party or insufficient to hold it harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 16 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 16 to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Warrant Shares in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 16 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this
Section 16. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        17. Termination. This Warrant shall terminate at 5:00 p.m., California time, on December 31, 2003.

        18. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts entered into and performed entirely within that State. Any dispute arising directly or indirectly from this Warrant shall be determined in accordance with Section 14 of the Interactive Media Services Agreement, dated for reference purposes as of December 31, 2000, by and between the Company and the Purchaser. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the holder of this Warrant who shall have furnished an address to the Company in writing. If any provision of this Warrant shall be held unenforceable by a court of competent jurisdiction, that provision shall be limited or eliminated to the minimum extent necessary so this Warrant shall otherwise remain in full force and effect and enforceable.

ISSUED: December 31, 2000


                                      VIRAGE, INC.



                                      By:
                                         --------------------------------------
                                      Name:  Frank H. Pao

                                      Title:  Vice President, Business Affairs

                                  Attachment 1

                               NOTICE OF EXERCISE

TO:     VIRAGE, INC.

1. The undersigned hereby elects to purchase _____________________ shares of Common Stock of Virage, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        -------------------------------
                                     (Name)

                        -------------------------------
                                    (Address)




-------------------------------         -------------------------------
(Date)                                  (Name of Warrant Holder)


                                   ------------------------------------
                                   By:

                                   ------------------------------------
                                   Title:

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

                                  Common Stock
                                       of
                                  VIRAGE, INC.

        In connection with the purchase of Common Stock, the undersigned hereby represents to Virage, Inc. (the "Company") as follows:

        (a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

        (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

        (c) Except for a transfer by the undersigned, in the event the undersigned is a partnership, to a limited or general partner of such partnership, the undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

        (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

        (e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

        Dated:
              -----------------

                                     -----------------------------------
                                     (Typed or Printed Name)


                                     By:
                                        --------------------------------
                                     (Signature)

                                     -----------------------------------
                                     (Title)

                                  Attachment 3

                              NOTICE OF CONVERSION

TO: VIRAGE, INC.

1. The undersigned hereby elects to acquire _______________________ shares of Common Stock of Virage, Inc., pursuant to the terms of the attached Warrant, by conversion of ___________________ percent (_____%) of the Warrant.

2. Please issue a certificate or certificates representing said shares Common Stock in the name of the undersigned or in such other name as is specified below:


                        -------------------------------
                                     (Name)

                        -------------------------------
                                    (Address)




-------------------------------         -------------------------------
(Date)                                  (Name of Warrant Holder)



                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------